Exhibit 99.1

FG FINANCIAL GROUP, INC. REPORTS FIRST QUARTER 2021 FINANCIAL RESULTS

SPAC Investment and Services Strategy Delivers Unrealized Gain of $3.6 Million

St. Petersburg, FL – May 14, 2021 – FG Financial Group, Inc. (Nasdaq: FGF) (the “Company”), a reinsurance and investment management holding company focused on opportunistic collateralized and loss capped reinsurance, while allocating capital to SPAC and SPAC sponsor-related businesses, today announced results for the first quarter ended March 31, 2021.

Management Commentary

FGF CEO Larry Swets, Jr. commented, “In the first quarter we continued to advance our multi-pronged strategy, coupling a selective reinsurance practice with an asset management practice centered on the provision of SPAC sponsor-related businesses. Most notably, our first quarter included positive revenue contributions from our investment portfolio along with reinsurance premiums. Our investment portfolio increased by over 32% from December 31st, as we continued to put capital to work.”

Select 2021 First Quarter Financial Results and Highlights

Net loss attributable to common shareholders was $(0.3) million for the quarter, or $(0.06) per diluted share, compared to a net loss for the first quarter 2020 of $(8.6) million, or $(1.43) per share.

The Company’s 2021 first quarter financial results included:

●	An unrealized gain in the SPAC FG New America Acquisition Corp. (NYSE: FGNA) of $3.6 million. During the quarter, FG New America announced a definitive business combination agreement with Opportunity Financial (“OppFi”), a leading financial technology platform that powers banks to offer accessible products to everyday consumers.
●	Payment of the 8% Series A Preferred Share dividend of $0.35 million, which represents the 12th consecutive quarter of paying the full dividend due on the Preferred shares since their issuance in February 2018.
●	During the first quarter, the Company invested an additional $1.65 million into its FG Special Situations Fund, LP through Fundamental Global Asset Management, LLC (“FGAM”), bringing the total investment by the Company in FGAM to $6.65 million. This additional funding was primarily invested in Aldel Investors, LLC, the sponsor of Aldel Financial, Inc. (NYSE: ADF), a SPAC led by Rob Kauffman, cofounder of Fortress Investment Group.
●	Non-cash losses associated with the change in fair value of the Company’s investment in the common stock of FedNat Holding Company (Nasdaq: FNHC) (“FedNat”) of $1.9 million.
●	General and administrative expense of $2 million. This also includes the shared services fee of $0.5 million with our related party Fundamental Global Management, LLC, as well as the Company’s addition of employees effective January 1, 2021.

Balance Sheet Highlights

As of March 31, 2021, key balance sheet items included:

●	Cash and cash equivalents of $8.8 million.
●	Equity securities of $16.6 million primarily comprised of FedNat common stock of $6.7 million, and private placements of $9.3 million, which consists primarily of FGNA having an estimated fair value of $7.6 million.
●	Total shareholders’ equity of $35.7 million.

FG Financial Group, Inc.

FG Financial Group, Inc., is a reinsurance and investment management holding company focused on opportunistic collateralized and loss capped reinsurance, while allocating capital to SPAC and SPAC sponsor-related businesses. The Company’s principal business operations are conducted through its subsidiaries and affiliates.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “can,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “evaluate,” “forecast,” “goal,” “guidance,” “indicate,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probable,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “view,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or other variations thereon or comparable terminology. In particular, discussions and statements regarding the Company’s future business plans and initiatives are forward-looking in nature. We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these to be reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, and may impact our ability to implement and execute on our future business plans and initiatives. Management cautions that the forward-looking statements in this release are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation: risks associated with our limited business operations since the sale of our insurance operations in December 2019 (the “Asset Sale”); risks associated with our inability to identify and realize business opportunities, and the undertaking of any new such opportunities, following the Asset Sale; our ability to spend or invest the net proceeds from the Asset Sale in a manner that yields a favorable return; general conditions in the global economy, including the impact of health and safety concerns from the current outbreak of the COVID-19 coronavirus; our lack of operating history or established reputation in the reinsurance industry; our inability to obtain or maintain the necessary approvals to operate reinsurance subsidiaries; risks associated with operating in the reinsurance industry, including inadequately priced insured risks, credit risk associated with brokers we may do business with, and inadequate retrocessional coverage; our inability to execute on our investment and investment management strategy, including our strategy to invest in real estate assets; potential loss of value of investments; risk of becoming an investment company; fluctuations in our short-term results as we implement our new business strategy; risks of not being unable to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; our limited operating history as a publicly traded company; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer; any potential conflicts of interest between us and our controlling stockholders and different interests of controlling stockholders; potential conflicts of interest between us and our directors and executive officers; volatility or decline of the shares of FedNat Holding Company common stock received by us as consideration in the Asset Sale or limitations and restrictions with respect to our ownership of such shares; risks of being a minority stockholder of FedNat Holding Company; and risks of our inability to continue to satisfy the continued listing standards of the Nasdaq following completion of the Asset Sale.

Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. You are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements included or incorporated by reference to the Form 10-K are made only as of the date hereof and do not necessarily reflect our outlook at any other point in time. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect new information, future events or developments.

INVESTOR RELATIONS:

IMS Investor Relations

John Nesbett/Jennifer Belodeau

(203) 972-9200

jnesbett@imsinvestorrelations.com

FG FINANCIAL GROUP, INC.

Consolidated Statements of Operations

($ in thousands, except share and per share data)

(Unaudited)

	Three months ended March 31,
	2021	2020
Revenue:
Net premiums earned	$185	$–
Net investment income (loss)	1,850	(8,706)
Other income	55	29
Total revenue	2,090	(8,677)

Expenses:
Net losses and loss adjustment expenses	106	–
Amortization of deferred policy acquisition costs	57	–
General and administrative expenses	2,039	805
Total expenses	2,202	805

Loss from continuing operations before income taxes	(112)	(9,482)
Income tax benefit	–	(1,185)
Net loss from continuing operations	$(112)	$(8,297)
Discontinued operations:
Gain from sale of the Maison Business, net of taxes	145	–
Net income (loss)	33	(8,297)
Loss attributable to noncontrolling interests	(1)	–
Dividends declared on Series A Preferred Shares	350	350
Loss attributable to FG Financial Group, Inc. common shareholders	$(316)	$(8,647)

Basic and diluted net income (loss) per common share:
Continuing operations	$(0.09)	$(1.43)
Discontinued operations	0.03	–
	(0.06)	$(1.43)

Weighted average common shares outstanding:
Basic and diluted	4,992,989	6,067,845

FG FINANCIAL GROUP, INC.

Consolidated Balance Sheets

($ in thousands, except share and per share data)

	March 31, 2021	December 31, 2020
	(unaudited)
ASSETS
Equity securities, at fair value (cost basis of $27,110 and $24,763, respectively) (includes $9,956 and $4,013 held by the Company’s consolidated VIE, respectively)	$16,637	$12,554
Other investments	5,470	5,334
Cash and cash equivalents (includes $850 and $987 held by the Company’s consolidated VIE, respectively)	8,796	12,132
Funds deposited with reinsured companies	2,444	2,444
Current income taxes recoverable	1,471	1,724
Reinsurance balances receivable	479	–
Deferred policy acquisition costs	215	–
Other assets	494	517
Total assets	$36,005	$34,705

LIABILITIES
Loss and loss adjustment expense reserves	$106	$–
Unearned premium reserves	697	–
Accounts payable	483	455
Other liabilities	9	57
Total liabilities	$1,295	$512

SHAREHOLDERS’ EQUITY
Series A Preferred Shares, $25.00 par value, 1,000,000 shares authorized, 700,000 shares issued and outstanding as of both periods	$17,500	$17,500
Common stock, $0.001 par value; 10,000,000 shares authorized; 6,291,888 and 6,269,821 shares issued as of March 31, 2021 and December 31, 2020,respectively, and 5,010,377 and 4,988,310 shares outstanding as of March 31, 2021 and December 31, 2020, respectively	6	6
Additional paid-in capital	47,242	47,065
Accumulated deficit	(24,509)	(24,193)
Less: treasury stock at cost; 1,281,511 shares for both periods	(6,185)	(6,185)
Total shareholders’ equity attributable to FG Financial Group, Inc.	34,054	34,193
Noncontrolling interests	656	–
Total shareholders’ equity	34,710	34,193
Total liabilities and shareholders’ equity	$36,005	$34,705